Exhibit 99.1

Company Investor/ Media Contact:
dj Orthopedics, Inc.
Mark Francois
Director of Investor Relations
(760) 734-4766
www.djortho.com

FOR IMMEDIATE RELEASE

DJ ORTHOPEDICS EXPANDS INTERNATIONAL STRATEGY WITH ACQUISITION
OF DISTRIBUTOR IN SCANDINAVIA

SAN DIEGO, CA, September 28, 2004 – dj Orthopedics, Inc., (NYSE: DJO), a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets, today announced that it has acquired KD Innovation A/S, one of the Company’s third party distributors in Scandinavia, to provide direct distribution of its products to the Nordic countries. The acquired company, renamed dj Orthopedics Nordic ApS, is headquartered in Hørsholm, near Copenhagen, Denmark and, effective September 2004, has direct responsibility for sales, marketing and distribution of dj Orthopedics’ products in Denmark, Finland, Norway and Sweden.

dj Orthopedics initiated its direct distribution strategy in major international markets in early 2002, forming subsidiaries in Germany, the United Kingdom and Canada, adding France in late 2003.  Currently, the Company sells its products, primarily rigid knee braces and soft goods, in over 35 foreign countries including most European countries, Canada, Australia and Japan.  International net revenues comprised 12 percent of total consolidated net revenues in the first six months of fiscal 2004.

“We have made significant progress with our international growth strategy, building a portfolio of direct selling subsidiaries in key international markets. Direct presence in these markets provides us with better access to our customer base and better control of our marketing programs, as well as higher revenues and gross margins by capturing the in-market distributor’s margin on sales of our products,” said Les Cross, president and CEO of dj Orthopedics.  “With the acquisition of our strongest Scandanavian distributor, we now have the opportunity to broaden our reach throughout the Nordic region.”

-more-

In three separate press releases today, dj Orthopedics also announced that:

•                  The Company provided an update on its expectations for the third quarter financial results and RegentekTM integration.

•                  The Company’s Board of Directors has authorized a $20 million stock repurchase program.

•                  The Company’s Mexico facility was named as one of IndustryWeek’s ten best manufacturing plants in North America.  The release also updated the Company’s progress on its new manufacturing facility in Mexico.  In the release dj Orthopedics announced that it will host an investor day at the new manufacturing facility on November 30, 2004.

Conference Call Information

dj Orthopedics has scheduled an investor conference call to discuss today’s announcements beginning at 10:00 AM, Pacific Time, 1:00 PM Eastern Time, today, September 28, 2004.  Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 1133883.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the above reservation code.  The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

About dj Orthopedics, Inc.

dj Orthopedics is a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets.  The Company’s broad range of over 600 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury.  The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.

The Company sells its products in the United States and in more than 35 other countries through networks of agents, distributors and its direct sales force that market its products to orthopedic and podiatric surgeons, spine surgeons, orthopedic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers and other healthcare professionals.  For additional information on the Company, please visit www.djortho.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, increases in revenues and gross margins as a result of maintaining a direct presence in international markets including the Nordic countries as a result of the acquisition.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  Forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks relating to the successful implementation of our international business strategy including our transition to direct distribution of our products in select foreign countries; the continued growth of our markets; the success of our manufacturing initiatives; product development and/or product licensing and timely product introductions; our dependence on orthopedic professionals, agents and distributors for marketing our products; the restrictions imposed by the terms of our indebtedness; government regulations; developing and protecting our intellectual property; and the effects of healthcare reform, managed care and buying groups on prices of our products.  Other risk factors are detailed in our Annual Report on Form 10-K for the 2003 calendar year, filed on March 12, 2004 with the Securities and Exchange Commission.

# # #